QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into RPC, Inc.'s previously filed Form S-8 Registration Statements (Nos. 33-5527, 33-75652 and 333-40223).

/s/ Arthur Andersen LLP ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 22, 2002

QuickLinks

  EXHIBIT 23